Exhibit 99.3

October 2015 Introducing Evolving Systems’ Mobile Marketing Solutions Investors Presentation

Safe Harbor This presentation contains “forward looking statements” based on expectations, estimates and projections that are subject to risk. Statements about future revenue, addressable market size, cash, growth and profitability are forward looking and actual results could differ. Please refer to the Company’s 2014 Form 10-K, as well as all Form 10-Qs and 8-K reports. 2 © 2015 Evolving Systems, Inc. www.evolving.com

EVOL at-a-Glance Founded in 1985 NASDAQ listed (EVOL); IPO May 1998 Headquarters: Englewood, Colorado Background Provider of premise and SaaS marketing solutions for telecom service providers centered on service activation, data enablement and campaigns for subscribers, their SIM cards and connected and M2M devices Product Strategy +75 customers in +50 countries Oberthur Technologies, Gemalto Intellectual Property protected by 15 US patents Customers Partners & IP Since May 2010 the Company has returned $5.30/share to shareholders through quarterly and special dividends Declared third quarter dividend of $0.11/share Delivering Shareholder Value 29 consecutive quarters of positive net income Q2 2015 gross margins 75%, operating margins 15%, Adjusted-EBITDA margins 18%, EPS $0.07/share As of 06/30/2015 $10.3M Cash, No debt Consistent Strong Profitability 3 © 2015 Evolving Systems, Inc. www.evolving.com

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Production Proven Technology with a Worldwide Customer Base Includes many tier-1 operators 5 www.evolving.com +75 operators in more than 50 countries © 2015 Evolving Systems, Inc. EVOL customers SSM customers

Wireless subscribers by their very nature are moving targets with ever changing usage patterns Operators need to capture usage data as well as location and device type and be able to leverage that information to produce effective campaigns – and it all has to happen in real-time But personalization across micro-segments and individual customers is resource intensive Plus marketing messages are being drowned out in the clutter of competing offers and messages And business analytics fail to keep pace with customer events resulting in lost sales www.evolving.com 6 Mobile Operators’ Challenges © 2015 Evolving Systems, Inc.

7 www.evolving.com Evolving Systems accelerates its move into Mobile Marketing Solutions Leveraging and integrating our combined capabilities to provide powerful real-time marketing insights to operators with subscribers’ activation and in-life usage data Generating hyper-targeted mobile marketing upsell opportunities Delivering the right offer at the right time using the right channel © 2015 Evolving Systems, Inc.

Our Solutions 8 www.evolving.com © 2015 Evolving Systems, Inc.

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Real-time Subscriber Insights The future of successful marketing campaigns will be subscriber and data driven This requires combining what is known about every subscriber with what they are doing in real-time to generate the right offer at the right time using the right channel Examples include enrichment of subscriber profiles with prediction scores on churn, usage and revenue www.evolving.com 12 © 2015 Evolving Systems, Inc.

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Financial Results Q2 2015 Evolving Systems

Gross Margins 20 © 2015 Evolving Systems, Inc. Total GM was flat at 75% from Q2-14 L&S GM decreased to 67% from 71% in Q2-14 CS GM increased to 87% from 82% in Q2-14 www.evolving.com $5.9 $5.6 $5.8 $5.0 $4.5 75% 74% 76% 76% 75% 40% 45% 50% 55% 60% 65% 70% 75% 80% - $1 $2 $3 $4 $5 $6 $7 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 GM % GM MUS$ Gross Margins

Financial Results Q2 Total Bookings - $5.9M; YTD $12.4M Q2 Licenses & Services - $2.8M; YTD $7.1M Q2 Customer Support - $3.1M; YTD $5.3M Bookings Q2 Total Backlog - $10.3M Q2 Licenses & Services - $4.7M Q2 Customer Support - $5.6M Backlog Q2 Total Revenue - $6.1M; YTD $12.7M Q2 Licenses & Services - $3.6M; YTD - $7.9M Q2 Customer Support - $2.5M; YTD $4.8M Revenue Gross Margins of 75% Q2 Customer Support Bookings up 38% over Q1 2015 Addition of 2 new DSA customers Q2 Highlights 21 © 2015 Evolving Systems, Inc. www.evolving.com

Q2 Summary Vision and Products – Activating & Connecting the World Delivering consistent profitability and a strong Balance Sheet Creating Shareholder Value 29th consecutive quarter of positive net income Q2-15: Gross margins 75%, Operating margins 15% & Adj-EBITDA margins 18% Q2-15 reported $0.07/share EPS At 06/30/2015 reported $10.3M in cash with no debt Since May 2010 the company has returned a total of $5.30/share to shareholders through quarterly and one-time special dividends August 4th, 2015 declared a third quarter dividend of $0.11/share Subscriber and service activation (Tertio Service Activation – TSA) SIM Card activation for Consumer & M2M (Dynamic SIM Allocation – DSA) Advanced Mobile Data plans for Enterprises (Mobile Data Enablement – MDE) Number Management and related inventory mgmt (Total Number Management – TNM) Campaign Management and Analytics (Real Time Life Cycle Marketing – RLM) 22 www.evolving.com © 2015 Evolving Systems, Inc.

Evolving Systems is a registered trademark of Evolving Systems, Inc. Other trademarks are the property of their respective owners.